Exhibit 99(i)

                                                              CONTACT:
                                                              James C. Rowan Jr.
                                                              (860) 722-5180

FOR IMMEDIATE RELEASE

HSB GROUP, INC. REPORTS GAINS IN FOURTH QUARTER

HARTFORD, Conn., January 26, 1998 -- HSB Group, Inc. (NYSE-HSB), the parent of The Hartford Steam Boiler Inspection and Insurance Company, today reported that income per share from continuing operations on a fully diluted basis for the fourth quarter of 1997 was 96 cents per share, compared to 82 cents per share for the fourth quarter of 1996. This represents an increase of 17 percent.

HSB Group's net earned insurance premiums increased 14.9 percent over the fourth quarter of 1996, and 9.5 percent for the year. "We saw profitable growth in all our businesses," said Gordon W. Kreh, president and chief executive officer of HSB Group, Inc.

The insurance combined ratio -- the sum of our losses and expenses as a percentage of our insurance revenue -- was 93 percent for the quarter. For the year, the combined ratio was 91.7 percent compared to 94.7 percent in 1996. The insurance operating gain for the year was up 82.6 percent over 1996.

HSB engineering services revenues increased 7.2 percent for the quarter and 9.8 percent for the year. The 7.1 percent margin for the year reflects investment of operating funds in the long term future of the business. The margin for the fourth quarter was 8.7 percent, up from 6.3 percent in the third quarter.

Net investment income of $11.0 million was 24.8 percent higher than the fourth quarter of 1996 and 20.9 percent higher than the third quarter of 1997.

HSB Group, Inc. is the parent company of The Hartford Steam Boiler Inspection and Insurance Company, which has specialized in loss prevention and loss control engineering since 1866 and is the largest provider of equipment breakdown insurance in the world.



HSB GROUP, INC.
In millions, except per share amounts

                                SUMMARY OF OPERATIONS

                            Quarter
                            Ended                      Year-to-Date
                            December 31     Percent    December 31      Percent
                            1997   1996**   Change     1997    1996**   Change
                            -----  ------   ------     -----   ------   ------
Gross earned premium        $152.7  $142.0   7.6%     $609.3   $556.5   9.5%
Reinsurance                   22.3    28.5             118.1    107.9
                            -----  ------              -----   ------
   Net earned premium        130.4   113.5  14.9%      491.2    448.6   9.5%
Claims and adjustment
 expenses                     60.9    49.0             217.9    204.4
Policy acquisition expenses   23.3    22.1              90.7     86.0
Underwriting and inspection
 expenses                     37.3    34.1             142.8    136.4
                            -----  ------              -----   ------
   Insurance operating gain $  8.9  $  8.3            $ 39.8   $ 21.8
                            -----  ------              -----   ------

     Loss ratio               46.8%   43.2%             44.4%    45.6%
     Expense ratio*           46.2%   49.0%             47.3%    49.1%
     Combined ratio*          93.0%   92.2%             91.7%    94.7%

Net engineering services
 revenues                   $ 16.0  $ 15.0   7.2%     $ 61.3   $ 55.8   9.8%
Net engineering services
 expenses                     14.6    12.5              57.0     48.5
                            ------  ------             -----   ------
  Engineering services
  operating gain            $  1.4  $  2.5            $  4.3   $  7.3
                            ------  ------             -----   ------
    Engineering services
    net operating margin       8.7%   16.8%              7.1%    13.2%

Investment income, net of
related interest expense    $ 11.0  $  8.8  24.8%     $ 36.8   $ 32.3  14.0%
Realized investment gains      7.9     3.6              14.1     12.1
                            ------  ------             -----   ------
  Income from investment
  operations                $ 18.9  $ 12.4            $ 50.9   $ 44.4

Interest expense               0.4     0.2               1.3      0.6
                            ------  ------             -----   ------
Income from continuing
 operations before income
 taxes and distributions on
 capital securities         $ 28.8  $ 23.0            $ 93.7   $ 72.9

Income taxes                   8.6     6.6              25.1     18.3

Distribution on capital
 securities of subsidiary
 trust, net of tax             1.3     -                 2.3     -
                            ------  ------             -----    ------
Income from continuing
 operations                 $ 18.9  $ 16.4            $ 66.3   $ 54.6

Discontinued operations:
 Loss from operations of
 Radian International LLC      -      (5.0)              -       (1.2)
                            ------  ------             -----    ------
Net income                  $ 18.9  $ 11.4            $ 66.3   $ 53.4
                            ======  ======             =====    ======

Earnings per common share-diluted:
Income from continuing
 operations per common
 share                      $  0.96 $  0.82  17.1%    $  3.29  $  2.71   21.4%
Net income per common share $  0.96 $  0.57  68.4%    $  3.29  $  2.65   24.2%

Average common shares
 outstanding and common
 stock equivalents            19.7    20.1              20.1     20.2

Dividends declared per
common share                $  0.60 $  0.57           $  2.34  $  2.28

*1997 and 1996 excludes goodwill amortization related to EIG. 1996 excludes minority interest related to EIG.
**Restated for the effects of discontinued operations.

HSB GROUP, INC.
In millions, except per share amounts

                         SUMMARY OF FINANCIAL POSITION

                                        December 31    December 31    Percent
                                           1997            1996       Change
                                        -----------    -----------    -------
Assets
  Cash and short term investments       $  424.5       $  102.4
  Fixed maturities, at fair value          248.4          235.8
  Equity securities, at fair value         323.8          262.7
                                        -----------    -----------
     Cash and invested assets              996.7          600.9

  Insurance premiums receivable            138.0          106.4
  Engineering services receivable           12.2           11.7
  Fixed assets                              29.8           31.7
  Investment in Radian                      83.4           79.7
  Reinsurance assets                       124.5          162.9
  Other assets                             155.6          123.0
                                        -----------    -----------
     Total assets                       $1,540.2       $1,116.3         38.0%
                                        ===========    ===========
Liabilities
  Unearned premiums                     $  290.3       $  270.6
  Claims and adjustment expenses           276.7          302.9
  Total borrowings                          67.4           28.3
  Other liabilities                        151.6          148.9
                                        -----------    ----------
     Total liabilities                     786.0          750.7

Convertible redeemable preferred stock
 Series B                                      -           20.0

Company obligated mandatorily redeemable
 capital securities of subsidiary trust I
 holding solely junior subordinated
 deferrable interest debentures of the
 Company, net of discount                  108.9            -

Company obligated mandatorily redeemable
 capital securities of subsidiary trust II
 holding solely junior subordinated
 deferrable interest debentures of the
 Company                                   300.0            -

Shareholders' equity                       345.3          345.6
                                        -----------    ----------
Total                                   $1,540.2       $1,116.3
                                        ===========    ==========

Shareholders' equity per common share   $   17.63      $   17.25         2.2%

Based on common shares outstanding of       19.6           20.0